Exhibit 5.1

2300 N Street, N.W. Washington, D.C. 20037-1128	Tel 202.663.8000 Fax 202.663.8007 www.pillsburylaw.com

June 14, 2005

Trustreet Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Re: Trustreet Properties, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Trustreet Properties, Inc., a Maryland real estate investment trust (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering and sale from time to time of securities with an aggregate public offering price of up to $700,000,000. The securities offered and sold by the Company pursuant to the Registration Statement may be all or any combination of: (1) debt securities of the Company (the “Debt Securities”), (2) preferred stock (the “Preferred Stock”) (3) preferred stock represented by depositary shares (the “Depositary Shares”) and/or (4) common stock (the “Common Stock”).

The Debt Securities, the Preferred Stock, the Depositary Shares and the Common Stock are collectively referred to herein as the “Securities.” The Debt Securities will be offered and sold pursuant to an indenture between Trustreet Properties, Inc. and one or more trustees or other parties to the indenture. The Common Stock and/or Preferred Stock may be offered in any class or series and to the extent required will be offered and sold pursuant to Articles Supplementary or amendments to the Company’s Articles of Incorporation, as amended, restated or supplemented, to be filed with the Maryland State Department of Assessments and Taxation (“SDAT”). Any Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as the depositary (each, a “Depositary”).

Trustreet Properties, Inc.

June 14, 2005

For the purposes of this opinion, we have examined copies of the following documents:

1.	the Registration Statement;

2.	the Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), as certified to us by Robert Lawless, Senior Vice President of the Company, as being in effect as of the date hereof;

3.	the Bylaws of the Company, as amended, restated or supplemented (the “Bylaws”), as certified to us by Robert Lawless, Senior Vice President of the Company, as being in effect as of the date hereof;

4.	the Form of Subordinated Indenture filed as an exhibit to the Registration Statement;

5.	the Form of Senior Indenture filed as an exhibit to the Registration Statement;

6.	the Form of Deposit Agreement filed as an exhibit to the Registration Statement;

7.	the resolutions of the Board of Trustees of the Company approved by unanimous written consent in June, 2005 (the “Resolutions”);

8.	a certificate of an officer of the Company dated as of the date hereof; and

9.	such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board of Directors of the Company (or the committee of the Board or the officer authorized to act on behalf of the Company) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Debt Securities, the Preferred Stock, the Depositary Shares or the Common Stock, (ii) the Resolutions have not have been amended, modified or rescinded, (iii) the Registration Statement shall have become effective, (iv) no stop

Trustreet Properties, Inc.

June 14, 2005

order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (v) there has not occurred any change in law materially and adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

We have also assumed that the terms of any Debt Securities, Preferred Stock, Depositary Shares or Common Stock to be established subsequent to the date hereof, the offering, sale and delivery of any such Securities, and compliance by the Company with the rights, powers, privileges and preferences and other terms, if any, of such Debt Securities, Preferred Stock, Depositary Shares or Common Stock will not at the time of such offering, sale and delivery violate or conflict with (i) the Articles of Incorporation, as then amended, restated and supplemented, or the Bylaws, as then amended, restated and supplemented, of the Company, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of shares of Common Stock or Preferred Stock to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Articles of Incorporation, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the offering and sale (i) in the case of Debt Securities, an indenture will have been executed and delivered by the Company, the Trustee and the other parties thereto that complies with the Trust Indenture Act of 1939, as amended, and any other applicable laws, (ii) in the case of Preferred Stock and Depositary Shares, as applicable, Articles Supplementary will have been filed with, and accepted for record by, SDAT, and (iii) in the case of Depositary Shares, a Deposit Agreement will have been executed and delivered by the Company (and any other maker thereof). Notwithstanding anything herein to the contrary, we have also assumed that in no event will the combined aggregate purchase prices for the Securities to be offered pursuant to the Registration Statement exceed the registered amount of $700,000,000.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under an indenture for any Debt Securities and under the Deposit Agreement for any Depositary Shares, namely, the trustee or the Depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture or Deposit Agreement, as applicable; that such Indenture

Trustreet Properties, Inc.

June 14, 2005

or Deposit Agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture or Deposit Agreement, and with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture or Deposit Agreement, as applicable.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	The Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Debt Securities and the applicable indenture have been duly established in accordance with the Articles of Incorporation and applicable law, (ii) the Board of Directors or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing the final terms of the Debt Securities and the applicable Indenture and duly authorizing the issuance and delivery of the Debt Securities and (iii) duly executed and delivered by the Company against payment therefor and countersigned by the applicable trustee in accordance with the applicable indenture and delivered to and paid for by the purchasers of the Debt Securities in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such resolution.

2.	Upon adoption by the Board of Directors or an authorized committee thereof of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement, therefor the applicable prospectus supplement and such resolution, the Preferred Stock (including any Preferred Stock represented by Depositary Shares) offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

3.	Upon adoption by the Board of Directors or an authorized committee thereof, of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution, the Common Stock offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

Trustreet Properties, Inc.

June 14, 2005

4.	Upon (i) adoption by the Board of Directors or an authorized committee thereof, of a resolution in form and content as required by applicable law, establishing or authorizing the terms of the Depositary Shares and the applicable deposit agreement and specifically authorizing for issuance the depositary receipts evidencing the Depositary Shares and (ii) due execution by the Company of the depositary receipts evidencing the Depositary Shares, satisfaction of all conditions for delivery of such depositary receipts established by the authorization of the Company’s Board of Directors or an authorized committee thereof, and delivery of such depositary receipts by the Company against payment therefore in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement, the deposit agreement relating thereto, and such resolution, the depositary receipts evidencing the Depositary Shares will entitle the holders thereof to the rights specified in such depositary receipts.

The opinions expressed in Paragraphs 1 and 4 above with respect to the enforceability of obligations may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law). Such opinions shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court that will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the previous sentence, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

This opinion is limited to (i) the laws of the United States, (ii) Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the General Corporation Law of Maryland (including the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws) and New York contract law, in each case excluding choice of law provisions thereof. We render no opinions with respect to the law of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

Trustreet Properties, Inc.

June 14, 2005

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption “Legal Matters.” The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Act”), or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

PILLSBURY WINTHROP SHAW PITTMAN LLP